UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 18, 2016

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Pursuant to the announcement set forth in the press release issued by US Foods, Inc. on March 11, 2016, US Foods, Inc. management will hold a conference call at 10:00 a.m. CDT on March 18, 2016 to discuss 2015 preliminary year-end results. The PowerPoint slides to be used during the presentation are attached as Exhibit 99.1 to this Current Report and are incorporated by reference into this Item 2.02. The financial and operational results presented above are preliminary and subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review and annual audit of our consolidated financial statements. As a result, these preliminary results may differ materially from the actual results that will be reflected in the Company’s audited consolidated financial statements when they are completed and publicly disclosed.

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	US Foods, Inc. Q4 & FY 2015 Performance Update dated March 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2016	US FOODS, INC.

	By:	/s/ Fareed Khan
Fareed Khan Chief Financial Officer